Exhibit 99.1

National Atlantic Reports Fourth Quarter and Year-End 2006 Financial Results


    FREEHOLD, N.J.--(BUSINESS WIRE)--Feb. 28, 2007--National Atlantic Holdings Corporation (Nasdaq: NAHC), a provider of specialized property-casualty insurance products and related insurance services based in Freehold, N.J., today announced financial results for the fourth quarter and full year ended December 31, 2006.

    Net income for the three months ended December 31, 2006 was $3.0 million or $0.26 per share (diluted), compared with net income of $2.1 million or $0.19 per share (diluted) for the three months ended
December 31, 2005. This was an increase of $0.9 million or 42.9% for the fourth quarter of 2006 over the fourth quarter of 2005.

    Net income for the full year ended December 31, 2006 was $14.4 million or $1.26 per share (diluted), compared with net income of $6.4 million or $0.68 per share (diluted) for the full year ended December 31, 2005. This was an increase of $8.0 million or 125% for the full year 2006 over the full year 2005.

    Diluted earnings per share for the three months ended December 31, 2006 were based on weighted average common shares (diluted) of 11,408,997 compared with weighted average common shares (diluted) of 11,315,068 for the three months ended December 31, 2005. Diluted earnings per share for the full year ended December 31, 2006 were based on weighted average common shares (diluted) of 11,450,086 compared with weighted average common shares (diluted) of 9,482,568 for the full year ended December 31, 2005. Book value per share for the year ended December 31, 2006 increased 10% to $13.57, from $12.34 for the year ended December 31, 2005.

    Total revenues for the three months ended December 31, 2006 increased by $0.6 million, or 1.3%, to $45.2 million from $44.6 million for the three months ended December 31, 2005. Total revenues for the full year ended December 31, 2006 decreased by $11.4 million, or 6.1%, to $175.9 million from $187.3 million for the full year ended December 31, 2005.

    "In addition to our substantial increase in net income year over year, total direct written premiums and policy counts were up in the fourth quarter of 2006 over the fourth quarter of 2005," said James V. Gorman, Chairman and Chief Executive Officer. "During 2006, we continued expanding our homeowners and commercial lines businesses to create a more balanced portfolio of insurance business," he said. "Diversification is one of our major business objectives and part of our overall strategy to maximize shareholder value."

    Premiums

    Direct written premiums for the three months ended December 31, 2006 increased by $2.5 million, or 7.6%, to $35.6 million from $33.1 million in the comparable 2005 period. This increase is due to higher new business generated by our Partner Agents as well as renewal business from the Hartford and Hanover replacement carrier transactions.

    Direct written premiums for the year ended December 31, 2006 decreased by $26.9 million, or 13.6%, to $171.1 million from $198.0 million in the comparable 2005 period.

    The decrease was principally due to the attrition of closed agents business acquired as part of previous replacement carrier transactions, as well as modest attrition of auto business. This attrition was offset by new business generated by our partner agents and business acquired from the Hartford and Hanover transactions.

    Net written premiums for the three months ended December 31, 2006 increased by $1.9 million, or 6.1%, to $33.2 million from $31.3 million in the comparable 2005 period. Net written premiums for the year ended December 31, 2006 decreased by $28.5 million, or 15.0%, to $161.1 million from $189.6 million in the comparable 2005 period. Ceded premiums as a percentage of direct written premiums for the year ended December 31, 2006 was 6.5%, as compared to 5.2%, in the same period in the prior year. The decrease in net written premiums for the year ended December 31, 2006 was due to the decrease in direct written premiums for the same period.

    Net earned premiums for the three months ended December 31, 2006 were essentially flat at $40.4 million as compared to the fourth quarter of 2005. Net earned premiums for the year ended December 31, 2006 decreased by $15.4 million, or 8.9%, to $157.4 million from $172.8 million in the comparable 2005 period.

    "Commercial lines and homeowners now represent 35% of our total business, up from 23% at the end of 2005," Mr. Gorman said. "We continue to be pleased with our Partner Agents' marketing efforts and their success at cross-selling our auto, homeowners and commercial policies."

    Line of Business Data

    The table below shows our revenues in each of our lines of business for the periods indicated and the year-over-year percentage changes.

             Direct Written Premiums by Line of Business,
                            (in thousands)

                                   For the year ended December 31,
                                --------------------------------------
                                                     Increase/ Change
Direct Written Premiums           2006      2005    (Decrease)    %
------------------------------- --------- --------- ------------------
                                           ($ in thousands)

Private Passenger Automobile    $111,379  $152,482    (41,103) (27.0%)
Homeowners                        29,272    17,921     11,351    63.3%
Commercial Lines                  30,418    27,646      2,772    10.0%
                                --------- --------- ------------------
                                $171,069  $198,049  $ (26,980) (13.6%)
                                ========= ========= ==================


    -- No adjustment has been made for comparison purposes for the effect of policy annualization which occurred in auto in 2005



               Net Earned Premiums by Line of Business
                            (in thousands)

                                   For the year ended December 31,
                                --------------------------------------
                                                     Increase/ Change
Net Earned Premiums               2006      2005    (Decrease)    %
------------------------------- --------- --------- ------------------
                                           ($ in thousands)

Private Passenger Automobile    $109,855  $136,464  $ (26,609) (19.5%)
Homeowners                        21,115    16,066      5,049    31.4%
Commercial Lines                  26,384    20,252      6,132    30.3%
                                --------- --------- ------------------
                                $157,354  $172,782  $ (15,428)  (8.9%)
                                ========= ========= ==================


    -- No adjustment has been made for comparison purposes for the effect of policy annualization which occurred in auto in 2005



             Direct Written Premiums by Line of Business
                            (in thousands)

                               For the three months ended December 31,
                               ---------------------------------------
                                                     Increase/ Change
Direct Written Premiums           2006      2005    (Decrease)    %
------------------------------ ---------- --------- ------------------
                                          ($ in thousands)

Private Passenger Automobile   $  20,980  $ 19,435      1,545     8.0%
Homeowners                         7,714     2,062      5,652   274.1%
Commercial Lines                   6,892    11,591     (4,699) (40.5%)
                               ---------- --------- ------------------
                               $  35,586  $ 33,088  $   2,498     7.6%
                               ========== ========= ==================


    * No adjustment has been made for comparison purposes for the effect of policy annualization which occurred in auto in 2005

               Net Earned Premiums by Line of Business
                            (in thousands)


                               For the three months ended December 31,
                               ---------------------------------------
                                                      Increase/ Change
Net Earned Premiums               2006       2005    (Decrease)   %
------------------------------ ---------- ---------- -----------------
                                          ($ in thousands)

Private Passenger Automobile   $  26,879  $  29,417  $  (2,538) (8.6%)
Homeowners                         6,404      4,416      1,988   45.0%
Commercial Lines                   7,079      6,573        506    7.7%
                               ---------- ---------- -----------------
                               $  40,362  $  40,406  $     (44) (0.1%)
                               ========== ========== =================


    * No adjustment has been made for comparison purposes for the effect of policy annualization which occurred in auto in 2005

    Net Investment Income

    Net investment income for the three months ended December 31, 2006 increased by $0.6 million, or 16.7%, to $4.2 million from $3.6 million in the comparable 2005 period. Net investment income for the year ended December 31, 2006 increased by $3.7 million, or 29.8%, to $16.1 million from $12.4 million in the comparable 2005 period. The increase was primarily due to an increase in our average book yield to maturity which was 5.47% and 5.22% at December 31, 2006 and 2005, respectively. In addition, invested assets increased to $318.8 million at December 31, 2006 from $300.0 million at December 31, 2005. The effective duration of our investment portfolio was 4.07 years as of December 31, 2006.

    Loss and loss adjustment expenses

    Loss and loss adjustment expenses for the three months ended December 31, 2006 decreased by $3.1 million, or 10.0%, to $27.9 million from $31.0 million in the comparable 2005 period. Loss and loss adjustment expenses for the year ended December 31, 2006 decreased by $29.0 million, or 21.8%, to $103.8 million from $132.8 million in the comparable 2005 period. As a percentage of net earned premiums, losses and loss adjustment expenses incurred for the year ended December 31, 2006 were 66.0% compared to 76.9% for the year ended December 31, 2005.

    Conference Call Details

    The Company will host a conference call the morning of February 28, 2006, at 10:00 a.m. Eastern Time (ET). Following a brief presentation by management, participants will have the opportunity to ask questions.

    The conference call can be accessed by dialing 800-810-0924 (U.S. callers) or 913-981-4900 (international callers). Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call. The conference call can also be accessed via webcast through the Company's web site at www.national-atlantic.com.

    The teleconference will be recorded and a replay will be available from 1:00 p.m. ET on February 28, 2007 until midnight ET on March 4, 2007. To access the replay by telephone, dial 888-203-1112 (U.S. callers) or 719-457-0820 (international callers) and specify passcode 2051941. The teleconference will also be archived on the Investor Relations section of NAHC's website at www.national-atlantic.com.

    About NAHC:

    National Atlantic Holdings Corporation (NAHC) and its subsidiaries provide property and casualty insurance and insurance-related services to individuals, families and businesses in the State of New Jersey.

    The Company's flagship insurance product to personal insurance customers is its "High Proformance Policy." This product is designed to attract a broad spectrum of New Jersey residents for their private passenger automobile, homeowners, and personal excess ("umbrella") and specialty property liability coverage.

    For businesses, the Company offers a range of commercial insurance products, including commercial property, commercial general liability, and business auto, as well as claims administrative services to self-insured corporations.

    National Atlantic distributes its products exclusively through independent insurance agents, known as "Partner Agents," who are required to become shareholders in National Atlantic in order to represent the Company as an agent. The Company offers insurance products through its subsidiaries, Proformance Insurance Company and Mayfair Reinsurance Company, and insurance-related services through Riverview Professional Services and the National Atlantic Insurance Agency.

    Safe Harbor Statement Regarding Forward-Looking Statements

    Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

       NATIONAL ATLANTIC HOLDINGS CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)

                                             December 31, December 31,
                                             ------------ ------------
                                                 2006         2005
                                             ------------ ------------
Investments:
  Fixed maturities held-to-maturity (fair    $    42,168  $         -
   value at December 31, 2006 and 2005 was
   $41,401 and $0, respectively)
  Fixed maturities available-for-sale            273,724      278,384
   (amortized cost at December 31, 2006 and
   2005 was $275,810 and $281,010,
   respectively)
  Equity securities (cost at December 31,
   2006 and 2005 was $2,288 and $12,636,
   respectively)                                   2,427       12,836
  Short-term investments (cost at December           453        8,800
   31, 2006 and 2005, was $453 and $8,800,
   respectively)
                                             ------------ ------------

           Total investments                     318,772      300,020
Cash and cash equivalents                         26,288       39,836
Accrued investment income                          4,122        3,560
Premiums receivable - net                         49,976       49,926
Reinsurance recoverables and receivables          26,914       41,057
Deferred acquisition costs                        18,601       17,134
Property and equipment - net                       1,988        2,062
Income taxes recoverable                               -        1,152
Other assets                                       6,169        7,989
                                             ------------ ------------

Total assets                                 $   452,830  $   462,736
                                             ------------ ------------


Liabilities and Stockholders' Equity:

Liabilities:
Unpaid losses and loss adjustment expenses   $   191,386  $   219,361
Unearned premiums                                 85,523       81,546
Accounts payable and accrued expenses              2,420        2,578
Deferred income taxes                              9,967       11,069
Income taxes payable                               3,026            -
Other liabilities                                  9,620        9,973
                                             ------------ ------------

              Total liabilities                  301,942      324,527
                                             ------------ ------------

Commitments and Contingencies:                         -            -
                                             ------------ ------------
Stockholders' equity:
Common Stock, $0.01 par value (50,000,000
 shares authorized; 11,288,190 issued,
 11,121,941 outstanding as of December 31,
 2006; 11,202,190 issued and outstanding as
 of December 31, 2005, respectively)              97,570       97,458
Retained earnings                                 56,735       42,353
Accumulated other comprehensive loss              (1,694)      (1,602)
Common stock held in treasury, at cost
 (166,249 and 0 shares held as of December
 31, 2006 and 2005, respectively)                 (1,723)           -

                                             ------------ ------------
           Total stockholders' equity            150,888      138,209
                                             ------------ ------------
Total liabilities and stockholders' equity   $   452,830  $   462,736
                                             ------------ ------------

       NATIONAL ATLANTIC HOLDINGS CORPORATION AND SUBSIDIARIES

             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
            (in thousands, except earnings per share data)

                                      For the years ended December 31,

                                      ---------- ---------- ----------
                                         2006       2005       2004
                                      ---------- ---------- ----------

Revenue:
  Net premiums earned                 $ 157,354  $ 172,782  $ 179,667
  Net investment income                  16,082     12,403      7,061
  Net realized investment gains             979        411      1,931
  Replacement carrier revenue from
   related party                              -          -     13,880
  Replacement carrier revenue from
   Sentry                                     -          -      4,089
  Other income                            1,441      1,745      2,044

                                      ---------- ---------- ----------
           Total revenue                175,856    187,341    208,672
                                      ---------- ---------- ----------



Costs and Expenses:
  Loss and loss adjustment expenses
   incurred                             103,824    132,794    134,987
  Underwriting, acquisition and
   insurance related expenses            48,275     42,264     46,771
  Other operating and general
   expenses                               2,268      3,989        580

                                      ---------- ---------- ----------
           Total costs and expenses     154,367    179,047    182,338
                                      ---------- ---------- ----------
Income before income taxes               21,489      8,294     26,334
Provision for income taxes                7,107      1,858      8,886
                                      ---------- ---------- ----------
Net Income                            $  14,382  $   6,436  $  17,448
                                      ---------- ---------- ----------



Net income per share Common Stock -
 Basic                                $    1.28  $    0.70  $    3.53
Net income per share Common Stock -
 Diluted                              $    1.26  $    0.68  $    3.11


       NATIONAL ATLANTIC HOLDINGS CORPORATION AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                            (in thousands)

                                               For the years ended
                                                   December 31,
                                            --------------------------
                                              2006     2005     2004
                                            -------- -------- --------
Net Income                                  $14,382  $ 6,436  $17,448

Other comprehensive income - net of tax:
  Net holding (losses) gains arising during
   the period                                  (462)  (1,806)     451
  Reclassification adjustment for realized
   losses (gains) included in net income        311       22     (326)
  Amortization of unrealized loss recorded
   on transfer of fixed income securities
   to held-to-maturity                           59        -        -
                                            -------- -------- --------
    Total other comprehensive (loss) income     (92)  (1,784)     125
                                            -------- -------- --------
Comprehensive Income                        $14,290  $ 4,652  $17,573
                                            -------- -------- --------

NATIONAL ATLANTIC HOLDINGS CORPORATION
INCOME STATEMENT - F PAGES
@ December 31, 2006
                                Three Months ended     Year ended
                                   December 31,       December 31,

                                --------- -------- --------- ---------
                                  2006      2005     2006      2005
                                --------- -------- --------- ---------

Revenue:
  Net premiums earned           $ 40,362  $40,406  $157,354  $172,782
  Net investment income            4,177    3,605    16,082    12,403
  Net realized investment gain       384       (5)      979       411
  Other income                       318      559     1,441     1,745
                                --------- -------- --------- ---------

           Total revenue          45,241   44,565   175,856   187,341
                                --------- -------- --------- ---------



Costs and Expenses:
  Loss and loss adjustment
   expenses incurred              27,853   31,040   103,825   132,794
  Underwriting, acquisition and
   insurance related expenses     12,032   11,670    48,275    42,264
  Other operating and general
   expenses                          510       92     2,267     3,989
                                --------- -------- --------- ---------

       Total costs and expenses   40,395   42,802   154,367   179,047
                                --------- -------- --------- ---------

Income (loss) before income
 taxes                             4,846    1,763    21,489     8,294
Provision (benefit) for income
 taxes                             1,857     (373)    7,107     1,858
                                --------- -------- --------- ---------

Net Income (Loss)               $  2,989  $ 2,136  $ 14,382  $  6,436
                                --------- -------- --------- ---------



Net income per share Common
 Stock - Basic                  $   0.27  $  0.19  $   1.28  $   0.70
Net income per share Common
 Stock - Diluted                $   0.26  $  0.19  $   1.26  $   0.68

                          EARNINGS PER SHARE
                     AND BOOK VALUE CALCULATIONS

               For the three months ended      For the year ended
                       December 31,                December 31,
               -------------------------------------------------------
                   2006          2005          2006          2005
               ------------- ------------- ------------- -------------


Net Income
 (Loss)
 applicable to
 common
 stockholders  $  2,989,150  $  2,136,349  $ 14,382,394  $  6,435,950

 Weighted
  average
  common
  shares -
  basic          11,163,983    11,001,261    11,213,463     9,166,683
 Effect of
  dilutive
  securities:
   Options          245,014       313,807       236,623       315,885
               ------------- ------------- ------------- -------------

Weighted
 average
 common shares
 - diluted       11,408,997    11,315,068    11,450,086     9,482,568
               ------------- ------------- ------------- -------------

Basic Earnings
 Per Share     $       0.27  $       0.19  $       1.28  $       0.70
               ------------- ------------- ------------- -------------

Diluted
 Earnings per
 Share         $       0.26  $       0.19  $       1.26  $       0.68
               ------------- ------------- ------------- -------------


                       Book Value            Net Tangible Book Value
                   As of         As of         As of         As of
               December 31,  December 31,  December 31,  December 31,
               ------------- ------------- ------------- -------------
                   2006          2005          2006          2005
               ------------- ------------- ------------- -------------


Total
 Shareholders
 Equity        $150,888,328  $138,209,495  $150,888,328  $138,209,495
Less: Deferred
 Acquisition
 Cost Asset
 (DAC)                    -             -   (18,601,390)  (17,133,562)
               ------------- ------------- ------------- -------------
Shareholders
 Equity - net   150,888,328   138,209,495   132,286,938   121,075,933
Total Common
 Shares
 Outstanding     11,121,941    11,202,190    11,121,941    11,202,190
               ------------- ------------- ------------- -------------

Book Value     $      13.57  $      12.34  $      11.89  $      10.81


    CONTACT: National Atlantic Holdings Corporation
             Frank J. Prudente, 732-665-1145
             Executive Vice President - Corporate Finance